UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 15, 2013

BIG CLIX, CORP.

(Exact Name of Registrant as Specified in Charter)

Florida	333-168403	27-2880472
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRA Employer Identification No.)

3404 Oakcliff Road, Suite C6 Doraville, Georgia	30340
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 974-9910

12D School Street, Fairfax, CA 94930

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction .2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into Material Definitive Agreement.

On July 15, 2013, Big Clix, Corp., (the “Company”), Hydro Phi Technologies, Inc., a Delaware corporation (“Hydro Phi”), and HPT Acquisition Corp., a Delaware corporation (“HPT”), which was a wholly-owned subsidiary of the Company, entered into an Agreement and Plan of Merger (the “Merger Agreement”).  All the outstanding equity Hydro Phi was exchanged for approximately 79,830,141 shares of common stock of the Company, representing approximately 79 % of the issued and outstanding shares of common stock of the Company at the effective time of the merger (the “Merger”).  Hydro Phi continues to operate as before as a wholly-owned subsidiary.

In connection with the Merger, the Company entered into an Investment Agreement, which, subject to certain conditions, will provide an equity line of credit to the Company for a period of one year after the Company registers the shares that may be sold under the Investment Agreement.

In connection with the Merger, the Company has executed an agreement under which it will sell equity and equity-based securities to an investor in a private placement transaction for cash proceeds. The amount to be paid will be determined based on a market formula.

In a capital restructuring, 156,300,000 shares of common stock of the Company previously issued and outstanding were cancelled in a contribution to capital.

Mr. Patrick Yore appointed Mr. Roger M. Slotkin as the sole director of the Company, and Mr. Yore resigned as a director and an officer of the Company.

The Merger Agreement contains typical representations and warranties by the Company and Hydro Phi about their business, operations and financial condition.

In order to effect the above Merger, the Company terminated its letter of intent with IJR Consulting Corp.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates”, “believes”, “estimates”, “expects”, “plans”, “projects”, “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Big Clix, Corp.

Date: July 19, 2013

By: /s/ Roger M. Slotkin

Roger M Slotkin

Chief Executive Officer and Director